SUB-ADMINISTRATOR AGREEMENT

     This Sub-Administrator Agreement is made as of this 1st day of January, 1997 between Evergreen Keystone Investment Services, a Delaware Corporation (herein called "EKIS"), and BISYS Fund Services Limited Partnership DBA as BISYS Fund Services, an Ohio Limited Partnership (herein called "BISYS").

     WHEREAS, EKIS has been appointed as investment adviser or administrator to certain open-end management investment companies, or to one or more separate investment series thereof, listed on Schedule A, as the same may be amended from time to time to reflect additions or deletions of such companies or series, which are registered under the Investment Company Act of 1940 (the "Funds");

     WHEREAS, in its capacity as investment adviser or administrator to the Funds, EKIS has the obligation to provide, or engage others to provide, certain administrative services to the Funds; and

     WHEREAS, EKIS desires to retain BISYS as Sub-Administrator to the Funds for the purpose of providing the Funds with personnel to act as officers of the Funds and to provide certain administrative services in addition to those provided by EKIS ("Sub-Administrative Services"), and BISYS is willing to render such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

     1. Appointment of Sub-Administrator. EKIS hereby appoints BISYS as Sub-Administrator for the Funds on the terms and conditions set forth in this Agreement and BISYS hereby accepts such appointment and agrees to perform the services and duties set forth in Section 2 of this Agreement in consideration of the compensation provided for in Section 4 hereof.

     2. Services and Duties. As Sub-Administrator, and subject to the supervision and control of EKIS and the Trustees or Directors of the Funds, BISYS will hereafter provide facilities, equipment and personnel to carry out the following Sub-Administrative services to assist in the operation of the business and affairs of the Funds:

     (a) provide individuals reasonably acceptable to the Funds for nomination, appointment or election as officers of the Funds and who will be responsible for the management of certain of each Fund's affairs as determined from time to time by the Trustees or Directors of the Funds;

     (b) review filings with the Securities and Exchange Commission and state securities authorities that have been prepared on behalf of the Funds by the administrator and take such actions as may be reasonably requested by the administrator to effect such filings;

     (c) verify, authorize and transmit to the custodian, transfer agent and dividend disbursing agent of each Fund all necessary instructions for the disbursement of cash, issuance of shares, tender and receipt of portfolio securities, payment of expenses and payment of dividends; and

     (d) advise the Trustees or Directors of the Funds on matters concerning the Funds and their affairs.

     BISYS may, in addition, agree in writing to perform additional Sub-Administrative Services for the Funds. Sub-Administrative Services shall not include investment advisory services or any duties, functions, or services to be performed for the Funds by their distributor, custodian or transfer agent pursuant to their agreements with the Funds.

     3. Expenses. BISYS shall be responsible for expenses incurred in providing office space, equipment and personnel as may be necessary or convenient to provide the Sub-Administrative Services to the Funds. EKIS and/or the Funds shall be responsible for all other expenses incurred by BISYS on behalf of the Funds pursuant to this Agreement at the direction of EKIS, including without limitation postage and courier expenses, printing expenses, registration fees, filing fees, fees of outside counsel and independent auditors, insurance premiums, fees payable to Trustees or Directors who are not BISYS employees, and trade association dues.

     4. Compensation. For the Sub-Administrative Services provided, EKIS hereby agrees to pay and BISYS hereby agrees to accept as full compensation for its services rendered hereunder a sub- administrative fee, calculated daily and payable monthly at an annual rate based on the aggregate average daily net assets of the Funds, or separate series thereof, set forth on Schedule A and determined in accordance with the table below.

                                   Aggregate Daily Net Assets of Funds For
                                   Which KIMCO, Evergreen Asset Management
 Sub-Administrative                Corp., First Union National Bank of North
 Fee as a % of                     Carolina or any Affiliates Thereof Serve as
 Average Annual                    Investment Adviser or Administrator And For
 Daily Net Assets                  Which BISYS Serves as Sub-Administrator

    .0100%                         on the first $7 billion
    .0075%                         on the next $3 billion
    .0050%                         on the next $15 billion
    .0040%                         on assets in excess of $25 billion

     5. Indemnification and Limitation of Liability of BISYS. The duties of BISYS shall be limited to those expressly set forth herein or later agreed to in writing by BISYS, and no implied duties are assumed by or may be asserted against BISYS hereunder. BISYS shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable law which cannot be waived or modified hereby. (As used in this Section, the term "BISYS" shall include partners, officers, employees and other agents of BISYS as well as BISYS itself).

     So long as BISYS acts in good faith and with due diligence and without negligence, EKIS shall indemnify BISYS and hold it harmless from any and all actions, suits and claims, and from any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of BISYS' actions taken or nonactions with respect to the performance of services hereunder. The indemnity and defense provisions set forth herein shall survive the termination of this Agreement for a period of three years.

     The rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case EKIS maybe asked to indemnify or hold BISYS harmless, EKIS shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that BISYS will use all reasonable care to identify and notify EKIS promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against EKIS.

     EKIS shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If EKIS elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by EKIS and satisfactory to BISYS, whose approval shall not be unreasonably withheld. In the event that EKIS elects to assume the defense of any suit and retain counsel, BISYS shall bear the fees and expenses of any additional counsel retained by it. If EKIS does not elect to assume the defense of a suit, it will reimburse BISYS for the reasonable fees and expenses of any counsel retained by BISYS.

     BISYS may apply to EKIS at any time for instructions and may consult counsel for EKIS or its own counsel and with accountants and other experts with respect to any matter arising in connection with BISYS' duties, and BISYS shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts.

     Any person, even though also an officer, director, partner, employee or agent of BISYS, who may be or become an officer, trustee, employee or agent of the Funds, shall be deemed, when rendering services to a Fund or acting on any business of a Fund (other than services or business in connection with the duties of BISYS hereunder) to be rendering such services to or acting solely for the Fund and not as an officer, director, partner, employee or agent or one under the control or direction of BISYS even though paid by BISYS.


6.       Duration and Termination.

     (a) The initial term of this Agreement (the "Initial Term") shall commence on the date this Agreement is executed by both parties, shall continue until April 30, 1998, and shall continue in effect for a Fund from year to year thereafter, provided it is approved, at least annually, by a vote of a majority of Directors/Trustees of the Funds, including a majority of the disinterested Directors/Trustees. In the event of' any breach of this Agreement by either party, the non-breaching party shall notify the breaching party in writing of such breach and upon receipt of such notice, the breaching party shall have 45 days to remedy the breach except in the case of a breach resulting from fraud or other acts which materially and adversely affects the operations or financial position of the Funds. In the event any material breach is not remedied within such time period, the nonbreaching party may immediately terminate this Agreement.

     Notwithstanding the foregoing, after such termination for so long as BISYS, with the written consent of EKIS, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due BISYS and unpaid by EKIS upon such termination shall be immediately due and payable upon and notwithstanding such termination. BISYS shall be entitled to collect from EKIS, in addition to the compensation described herein, all costs reasonably incurred in connection with BISYS's activities in effecting such termination, including without limitation, the delivery to the Funds and/or their designees of each Fund's property, records, instruments and documents, or any copies thereof. To the extent that BISYS may retain in its possession copies of any Fund documents or records subsequent to such termination which copies had not been requested by or on behalf of a Fund in connection with the termination process described above, BISYS will provide such Fund with reasonable access to such copies; provided, however, that, in exchange therefor, EKIS shall reimburse BISYS for all costs reasonably incurred in connection therewith.

     (b) Subject to (c) below, this Agreement may be terminated at any time, without payment of any penalty, on sixty (60) day's prior written notice by KIMCO, or by BISYS and, with respect to one or more of the Funds a vote of a majority of such Fund's or Funds' Directors/Trustees.

     (c) If, during the first six months this Agreement is in effect it is terminated for a Fund or Funds in accordance with (b) above, for any reason other than a material breach of this Agreement, the merger of a Fund or Funds for which KIMCO, Evergreen Asset Management Corp., First Union National Bank of North Carolina or any affiliates thereof act as investment adviser, or any other event that leads to the termination of the existence of a Fund or Funds, and BISYS is replaced as sub-administrator, then EKIS shall make a one-time cash payment to BISYS equal to the unpaid balance due BISYS for the first six-months this Agreement in effect, assuming for purposes of calculation of the payment that the asset level of each Fund on the date BISYS is replaced will remain constant for the balance of such term. Once this Agreement has been in effect for more than six months from the commencement date, this paragraph (c) shall be null, void and of no further effect.

     7. Amendment. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

     8. Notices. Notices of any kind to be given to EKIS hereunder by BISYS shall be in writing and shall be duly given if delivered to EKIS at the following address: Evergreen Asset Management Corp., 2500 Westchester Avenue, Purchase, New York 10577, ATT: Legal Department. Notices of any kind to be given to BISYS hereunder by EKIS or the Funds shall be in writing and shall be duly given if delivered to BISYS at 3435 Stelzer Road, Columbus, Ohio 43219
Attention: George O. Martinez, Senior Vice President.

     9. Limitation of Liability. BISYS is hereby expressly put on notice of the limitations of liability as set forth in the Declarations of Trust of the Funds that are Massachusetts business trusts or series thereof and agrees that the obligations pursuant to this Agreement of a particular Fund be limited solely to the assets of that particular Fund, and BISYS shall not seek satisfaction of any such obligation from the assets of any other Fund, the shareholders of any Fund, the Trustees, officers, employees or agents of any Fund, or any of them.

     10. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court or regulatory agency decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section 5 hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by New York law; provided, however, that nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940 or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                  NAME OF FUND

                                  By__________________________________________
                                  Its:________________________________________

Attest:_________________

                                 BISYS FUND SERVICES LIMITED PARTNERSHIP

                                 By___________________________________________
                                 BISYS FUND SERVICES, INC., its General Partner

Attest:________________________

                                                SCHEDULE A
Evergreen Trust on behalf of:
         Evergreen Fund
         The Evergreen Aggressive Growth Fund
The Evergreen Total Return Fund
The Evergreen Limited Market Fund, Inc.
Evergreen Growth and Income Fund
Evergreen Money Market Trust on behalf of:
         Evergreen Money Market Fund
         Evergreen Institutional Money Market Fund
         Evergreen Institutional Treasury Money Market Fund
The Evergreen American Retirement Trust on behalf of:
         Evergreen American Retirement Fund
         Evergreen Small Cap Equity Income Fund
The Evergreen Municipal Trust on behalf of:
         Evergreen Short-Intermediate Municipal Fund
         Evergreen Short-Intermediate Municipal Fund-CA
         Evergreen Tax Exempt Money Market Fund
         Evergreen Florida High Income Municipal Bond Fund
         Evergreen Institutional Tax-Exempt Money Market Fund
Evergreen Equity Trust on behalf of:
         Evergreen Global Real Estate Equity Fund
         Evergreen U.S. Real Estate Equity Fund
         Evergreen Global Leaders Fund
Evergreen Foundation Trust on behalf of:
         Evergreen Foundation Fund
         Evergreen Tax Strategic Foundation Fund
Evergreen Investment Trust on behalf of:
         Evergreen Emerging Markets Growth Fund
         Evergreen International Equity Fund
         Evergreen Balanced Fund
         Evergreen Value Fund
         Evergreen Utility Fund
         Evergreen Short-Intermediate Bond Fund
         Evergreen Florida Municipal Bond Fund
         Evergreen Georgia Municipal Bond Fund
         Evergreen North Carolina Municipal Bond Fund
         Evergreen South Carolina Municipal Bond Fund
         Evergreen Virginia Municipal Bond Fund
         Evergreen High Grade Tax Free Fund
         Evergreen Treasury Money Market Fund
         Evergreen U.S. Government Fund
Evergreen Variable Trust on behalf of:
         Evergreen VA Foundation Fund
         Evergreen VA Fund
         Evergreen VA Growth and Income Fund
         Evergreen VA Global Leaders Fund
         Evergreen VA Strategic Income Fund
         Evergreen VA Aggressive Growth Fund
Evergreen Tax Free Trust on behalf of:
         Evergreen New Jersey Tax-Free Income Fund
         Evergreen Pennsylvania Tax-Exempt Money Market Fund
Evergreen Lexicon Fund on behalf of:
         Evergreen Fixed Income Fund
         Evergreen Short-Intermediate U.S. Government Securities Fund Keystone America Hartwell Emerging Growth Fund ("Emerging Growth") Keystone Balanced Fund II ("Balanced Fund")
Keystone Capital Preservation and Income Fund ("Capital Preservation and
   Income")
Keystone Emerging Markets Fund ("Emerging Markets")
Keystone Fund For Total Return ("Total Return")
Keystone Fund of the Americas ("Fund of the Americas")
Keystone Global Opportunities Fund ("Global Opportunities")
Keystone Global Resources and Development Fund ("Global Resources") Keystone Government Securities Fund ("Government Securities")
Keystone Intermediate Term Bond Fund ("Intermediate Term")
Keystone Liquid Trust ("Liquid Trust")
Keystone Omega Fund ("Omega")
Keystone Small Company Growth Fund II ("Small Company Growth")
Keystone State Tax Free Fund ("State Tax Free")
         - Florida Tax Free Fund ("Florida Tax Free")
         - Massachusetts Tax Free Fund ("Massachusetts Tax Free")
         - Pennsylvania Tax Free Fund ("Pennsylvania Tax Free")
         - New York Insured Tax Free Fund ("New York Insured")
Keystone State Tax Free Fund-Series II ("State Tax Free II")
         - California Insured Tax Free Fund ("California Insured")
         - Missouri Tax Free Fund ("Missouri Tax Free")
Keystone Strategic Income Fund ("Strategic Income")
Keystone Tax Free Income Fund ("Tax Free Income")
Keystone Quality Bond Fund (B-1) ("B-1")
Keystone Diversified Bond Fund (B-2) ("B-2")
Keystone High Income Bond Fund (B-4) ("B-4")
Keystone Balanced Fund (K-1) ("K-1")
Keystone Strategic Growth Fund (K-2) ("K-2")
Keystone Growth and Income Fund (S-1) ("S-1")
Keystone Mid-Cap Growth Fund (S-3) ("S-3")
Keystone Small Company Growth Fund (S-4) ("S-4")
Keystone Institutional Adjustable Rate Fund ("Adjustable Rate")
Keystone Institutional Trust ("Institutional")
Keystone International Fund Inc. ("International")
Keystone Precious Metals Holdings, Inc. ("Precious Metals")
Keystone Tax Free Fund ("Tax Free")